Exhibit 11.1

LENOX GROUP INC
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands, except per share amounts)

	13 Weeks Ended September 30, 2006	13 Weeks Ended October 1, 2005

Basic:
Income from continuing operations	$5,387	$11,459
Loss from discontinued operations	—	(397)

Net income	$5,387	$11,062

Weighted average number of common shares outstanding	13,758	13,688

Income per share from continuing operations	$0.39	$0.84
Loss per share from discontinued operations	—	(0.03)

Net income per common share – basic	$0.39	$0.81

Assuming Dilution:
Income from continuing operations	$5,387	$11,459
Loss from discontinued operations	—	(397)

Net income	$5,387	$11,062

Weighted average number of common shares outstanding	13,758	13,688

Dilutive impact of the assumed exercise of stock options and unvested restricted stock	37	25

Weighted average number of common and common equivalent shares	13,795	13,713

Income per share from continuing operations	$0.39	$0.84
Loss per share from discontinued operations	—	(0.03)

Net income per common share – assuming dilution	$0.39	$0.81

LENOX GROUP INC
COMPUTATION OF NET (LOSS) INCOME PER SHARE
(In thousands, except per share amounts)

	39 Weeks Ended September 30, 2006	39 Weeks Ended October 1, 2005

Basic:
(Loss) income from continuing operations	$(42,880)	$13,717
Loss from discontinued operations	—	(1,165)

Net (loss) income	$(42,880)	$12,552

Weighted average number of common shares outstanding	13,743	13,661

(Loss) income per share from continuing operations	$(3.12)	$1.00
Loss per share from discontinued operations	—	(0.08)

Net (loss) income per common share – basic	$(3.12)	$0.92

Assuming Dilution:
(Loss) income from continuing operations	$(42,880)	$13,717
Loss from discontinued operations	—	(1,165)

Net (loss) income	$(42,880)	$12,552

Weighted average number of common shares outstanding	13,743	13,661

Dilutive impact of the assumed exercise of stock options and unvested restricted stock	—	125

Weighted average number of common and common equivalent shares	13,743	13,786

(Loss) income per share from continuing operations	$(3.12)	$0.99
Loss per share from discontinued operations	—	(0.08)

Net (loss) income per common share – assuming dilution	$(3.12)	$0.91